                                                             Loan No. 76-0026287


                                 PROMISSORY NOTE

$6,080,000.00                                                 January ____, 2003


     FOR VALUE RECEIVED, FAIRVIEW PLAZA ASSOCIATES, L.P., a Delaware limited partnership ("Borrower"), promises and agrees to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender"), in lawful money of the United States of America, the principal sum of SIX MILLION EIGHTY THOUSAND AND NO/100 DOLLARS ($6,080,000.00) or so much thereof as may be outstanding under the Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.

     If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on February 1, 2013, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at c/o GEMSA Loan Services, L.P., File 59229, Los Angeles, California 90074-9229. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

     Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

     This Note evidences all advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, and restrictions on prepayment.

     Borrower's liability hereunder is subject to the limitation on liability provisions of Article 12 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania and of the United States of America.

     EXECUTED under seal as of the date first written above.

BORROWER:                   FAIRVIEW PLAZA ASSOCIATES, L.P,
                            a Delaware limited partnership

                            By:   CIF-FAIRVIEW PLAZA ASSOCIATES, LLC,
                                  a Delaware limited liability company,
                                  its General Partner

                                  By:   CEDAR INCOME FUND PARTNERSHIP,
                                        L.P., a Delaware limited partnership,
                                        Sole and Managing Member

                                        By:   CEDAR INCOME FUND, LTD.,
                                              a Maryland Real Estate Investment
                                              Trust, its General Partner



                                              By:____________________________
                                                 Leo S. Ullman,  President

                                                    [SEAL]